Exhibit 99.1

More information:
James Hart, 203.956.8746 (O) 203.339.2578 (M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2012

ADJUSTED EBITDA OF $84.1 MILLION FLAT VERSUS SECOND QUARTER 2011

ADJUSTED LTM EBITDA AT $352.5 MILLION

STAMFORD, Conn., July 26, 2012 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced today the financial results for the three month period ended June 30, 2012 (“second quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“This quarter, we continued to see very solid client demand for our Loyalty and International products, and over the first half of the year, we have experienced double digit revenue growth (on a currency consistent basis) in both divisions, as compared to the first six months of 2011,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer. “Coupled with the steady and predictable demand for our Insurance products, and the encouraging signs we are seeing for our new initiatives in point-of-sale retail and online, the majority of our business units are performing within or above expectations.”

“The quality of this performance has helped to offset the lower-than-expected demand we continue to see for our domestic Membership and Package programs,” continued Lipman. “The uncertain, unfavorable, and challenging regulatory environment has prolonged the distraction we are seeing from our large financial institution partners with respect to new campaign launches. We now expect the impacts from this difficult macro environment will extend throughout the year, and, as a result, our domestic Membership results will continue to face pressure. This headwind, when coupled with expected unfavorable foreign exchange, has caused us to revisit our 2012 guidance. Accordingly, we now expect that our full year Adjusted EBITDA will be down mid-to-high single digits from the record results we achieved in 2011.”

Results Highlights

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures. On January 14, 2011, Affinion completed the acquisition of Webloyalty, a global online marketing services company. Webloyalty’s business results are reported as part of the Company’s Membership and International product segments, as appropriate. On August 1, 2011, Affinion completed the acquisition of Prospectiv Direct, Inc., an online performance marketer and operator of a daily deal website in the U.S. Prospectiv’s business results are reported as part of the Company’s Membership product segment.

Second Quarter Net Revenues

•

Net revenues for the second quarter of 2012 were $377.6 million as compared to $387.1 million for the second quarter of 2011, reflecting a decrease of 2.5%, with growth in International products net revenues more than offset by a decline in North American products net revenues in the quarter.

•	Excluding a $5.0 million negative impact from unfavorable foreign exchange in the quarter, overall net revenues would have declined approximately 1% from the second quarter of 2011.

•	North American products net revenues declined primarily due to a higher cost of insurance in Insurance and Package.

Second Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (d) of Table 6) was unchanged at $84.1 million as compared to the second quarter of 2011.

•

Segment EBITDA was $27.7 million as compared to $72.1 million for the second quarter of 2011, a decrease of $44.4 million, or 61.6%. The decrease largely relates to $39.7 million in non-cash impairment charges against the goodwill and intangible assets of the Prospectiv business. As previously disclosed, the Company performed an impairment test on its Prospectiv business after determining that the business will not be able to achieve the growth originally planned due to market conditions. As a result of that test, the Company recorded a non-cash impairment of $31.5 million against the goodwill for Prospectiv, representing all of its balance, as well as a non-cash impairment of $8.2 million against its intangible assets, representing a substantial amount of its balance.

•

As compared to Adjusted EBITDA, second quarter Segment EBITDA reflects the inclusion of, among other items, the $39.7 million non-cash impairment referred to above, $5.0 million of severance costs, $2.9 million in non-cash stock compensation expense and $2.4 million in costs relating to the ongoing resolution of previously disclosed litigation matters.

Segment Commentary

North America:

Membership products revenue decreased $5.4 million, from $194.9 million to $189.5 million, or 2.8%, as compared to the second quarter of 2011. Net Membership revenues decreased primarily due to the ongoing, but anticipated, attrition in volumes contributed from the domestic portion of the subscriber base acquired from Webloyalty. Membership Segment EBITDA decreased $3.1 million, from $34.8 million to $31.7 million, or 8.9%, as compared to the second quarter of 2011, as lower marketing and commission expense was more than offset by the lower revenues as well as higher operating costs primarily associated with increased subscribers in our identity theft protection programs.

Insurance and Package products revenue decreased $9.7 million, from $85.0 million to $75.3 million, or 11.4%, as compared to the second quarter of 2011 due to higher cost of insurance, driven by higher claims experience in the quarter, as well as lower revenue from the NetGain product. Insurance and Package Segment EBITDA decreased $3.3 million, from $22.5 million to $19.2 million, or 14.7%, as compared to the second quarter of 2011, as the lower net revenues were only partially offset by lower marketing and commission expense.

Loyalty products revenue increased $2.7 million, from $34.7 million to $37.4 million, or 7.8%, as compared to the second quarter of 2011, due to growth with new and existing clients. Loyalty Segment EBITDA increased $1.3 million, from $10.9 million to $12.2 million, or 11.9%, as compared to the second quarter of 2011, primarily due to the same factors affecting revenue growth.

International:

International revenue increased $2.8 million, from $73.3 million to $76.1 million, or 3.8%, as compared to the second quarter of 2011 as higher retail member volumes, primarily from the Company’s online acquisition channel, more than offset $5.0 million of unfavorable impact from foreign exchange. International Segment EBITDA increased $0.2 million, from $9.8 million to $10.0 million, or 2.0%, as compared to the second quarter of 2011, as the higher revenue was offset by higher marketing and commissions.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at June 30, 2012, see the note in Table 2.

At June 30, 2012, Affinion had $472.2 million outstanding under the senior notes (net of discounts and premiums) due in 2018, $1,101.6 million outstanding under its term loan facility, and $353.7 million outstanding under the senior subordinated notes (net of discounts) due in 2015.

At June 30, 2012, there were no outstanding borrowings against the Company’s revolving credit facility, and $158.1 million of the credit facility was available for borrowing, after giving effect to the issuance of $6.9 million in letters of credit.

At June 30, 2012, the Company had $48.5 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At June 30, 2012, Holdings had $321.9 million outstanding under the senior notes (net of discounts and premiums) due in 2015, and $86.6 million of unrestricted cash on hand.

Historically, the business results for Affinion and Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended June 30, 2012 at 9:30 am (EDT) on Thursday, July 26, 2012. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 12290259. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EDT) July 30, 2012 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 12290259.

Important Notes

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three- and six-month periods ended June 30, 2012 to the unaudited consolidated results of operations for the three- and six-month periods ended June 30, 2011.

About Affinion Group

As a global leader with almost 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,570 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 4,500 employees and has marketing capabilities in 17 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI Level 1 compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2012 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, and Affinion Holdings’ most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Global Average Subscribers, excluding Basic Insureds	43,689	48,619	44,708	48,193
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds(1)	$30.76	$28.40	$30.30	$28.48

Global Membership Subscribers
Average Global Retail Subscribers(2)	10,702	11,377	10,910	11,407
Annualized Net Revenue Per Global Average Subscriber(1)	$80.85	$79.32	$79.83	$79.52

Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale(2)	28,813	32,924	29,600	32,455
Annualized Net Revenue Per Global Average Package Subscriber(1)	$8.52	$6.43	$7.74	$6.40

Global Insureds
Average Supplemental Insureds(2)	4,174	4,318	4,198	4,331
Annualized Net Revenue Per Supplemental Insured(1)	$55.83	$61.76	$60.59	$59.48

Global Average Subscribers, including Basic Insureds	65,739	71,047	66,907	70,574

(1)

Annualized Net Revenue Per Global Average Subscriber and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(2)

Average Global Subscribers and Average Supplemental Insureds for the period are each calculated by determining the average subscribers or insureds, as applicable, for each month (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2012 AND DECEMBER 31, 2011

(In millions, except share amounts)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$48.5	$86.3
Restricted cash	35.2	30.4
Receivables (net of allowances for doubtful accounts of $2.7 and $2.4, respectively)	148.5	126.8
Receivables from related parties	0.1	0.8
Profit-sharing receivables from insurance carriers	72.2	74.0
Prepaid commissions	47.3	52.6
Income taxes receivable	1.0	2.1
Other current assets	70.4	68.1

Total current assets	423.2	441.1
Property and equipment, net	133.9	134.7
Contract rights and list fees, net	23.0	22.5
Goodwill	595.0	627.5
Other intangibles, net	268.0	351.2
Other non-current assets	64.9	74.0

Total assets	$1,508.0	$1,651.0

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.8	$11.9
Accounts payable and accrued expenses	399.3	398.1
Payables to related parties	38.0	35.3
Deferred revenue	129.9	152.5
Income taxes payable	3.3	3.4

Total current liabilities	582.3	601.2
Long-term debt	1,917.2	1,922.5
Deferred income taxes	68.2	67.5
Deferred revenue	16.0	17.8
Other long-term liabilities	40.5	53.7

Total liabilities	2,624.2	2,662.7

Commitments and contingencies
Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	102.6	139.6
Accumulated deficit	(1,223.7)	(1,157.5)
Accumulated other comprehensive income	3.6	5.2

Total Affinion Group, Inc. deficit	(1,117.5)	(1,012.7)
Non-controlling interest in subsidiary	1.3	1.0

Total deficit	(1,116.2)	(1,011.7)

Total liabilities and deficit	$1,508.0	$1,651.0

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2011. As part of the financing for the acquisition of the assets of Cendant Marketing Services Division by the Company from Cendant Corporation, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net revenues	$377.6	$387.1	$759.4	$754.0

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	150.8	159.9	305.6	303.8
Operating costs	115.3	109.2	233.4	217.2
General and administrative	44.1	44.6	66.1	97.4
Impairment of goodwill and other long-lived assets	39.7	—	39.7	—
Facility exit costs	—	1.3	—	1.3
Depreciation and amortization	49.0	61.4	99.1	122.9

Total expenses	398.9	376.4	743.9	742.6

Income (loss) from operations	(21.3)	10.7	15.5	11.4
Interest income	0.2	0.6	0.5	0.8
Interest expense	(36.9)	(38.9)	(74.5)	(74.7)
Other expense, net	(0.4)	(0.1)	(0.3)	(0.1)

Loss before income taxes and non-controlling interest	(58.4)	(27.7)	(58.8)	(62.6)
Income tax expense	(4.3)	(0.2)	(7.0)	(4.7)

Net loss	(62.7)	(27.9)	(65.8)	(67.3)
Less: net income attributable to non-controlling interest	(0.2)	(0.3)	(0.4)	(0.5)

Net loss attributable to Affinion Group, Inc.	$(62.9)	$(28.2)	$(66.2)	$(67.8)

Net loss	$(62.7)	$(27.9)	$(65.8)	$(67.3)
Currency translation adjustment, net of tax	(4.0)	1.2	(1.7)	3.7

Comprehensive loss	(66.7)	(26.7)	(67.5)	(63.6)
Less: comprehensive income attributable to non-controlling interest	(0.1)	(0.3)	(0.3)	(0.5)

Comprehensive loss attributable to Affinion Group, Inc.	$(66.8)	$(27.0)	$(67.8)	$(64.1)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(In millions)

	For the Six Months Ended
	June 30, 2012	June 30, 2011
Operating Activities
Net loss	$(65.8)	$(67.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	99.1	122.9
Amortization of debt discount and financing costs	4.2	4.1
Unrealized (gain) loss on interest rate swaps	1.0	(0.7)
Impairment of goodwill and other long-lived assets	39.7	—
Adjustment to liability for additional consideration based on earn-out	(14.6)	—
Facility exit costs	—	1.3
Share-based compensation	6.2	6.3
Deferred income taxes	2.0	1.4
Payment received for assumption of loyalty points program liability	—	0.5
Net change in assets and liabilities:
Restricted cash	(5.0)	(1.3)
Receivables	(22.1)	(2.9)
Receivables from related parties	0.7	0.1
Profit-sharing receivables from insurance carriers	1.8	(3.2)
Prepaid commissions	5.4	2.0
Other current assets	(2.6)	7.0
Contract rights and list fees	(0.7)	(2.9)
Other non-current assets	3.8	5.7
Accounts payable and accrued expenses	4.3	(35.9)
Payables to related parties	(3.5)	(4.4)
Deferred revenue	(24.5)	(2.6)
Income taxes receivable and payable	1.0	5.5
Other long-term liabilities	1.5	(5.2)
Other, net	1.8	(2.0)

Net cash provided by operating activities	33.7	28.4

Investing Activities
Capital expenditures	(27.2)	(24.9)
Restricted cash	0.2	1.1
Acquisition-related payments, net of cash acquired	(1.2)	(3.6)
Cash acquired in Webloyalty acquisition	—	26.1
Other investing activity	—	0.3

Net cash used in investing activities	(28.2)	(1.0)

Financing Activities
Proceeds from issuance of term loan	—	250.0
Principal payments on borrowings	(5.9)	(5.9)
Financing costs	—	(5.5)
Repurchase of employee equity award of a subsidiary	—	(3.5)
Return of capital to parent company	(37.0)	(323.2)
Receivables from and payables to parent company	—	16.1
Distribution to non-controlling interest of a subsidiary	—	(1.1)

Net cash used in financing activities	(42.9)	(73.1)

Effect of changes in exchange rates on cash and cash equivalents	(0.4)	1.4

Net decrease in cash and cash equivalents	(37.8)	(44.3)
Cash and cash equivalents, beginning of period	86.3	121.1

Cash and cash equivalents, end of period	$48.5	$76.8

Supplemental Disclosure of Cash Flow Information:
Interest payments	$74.6	$74.1

Income tax payments, net of refunds	$4.1	$0.8

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA(1)
	For the Three Months Ended			For the Three Months Ended
	June 30, 2012	June 30, 2011	Increase (Decrease)	June 30, 2012	June 30, 2011	Increase (Decrease)
Affinion North America
Membership products	$189.5	$194.9	$(5.4)	$31.7	$34.8	$(3.1)
Insurance and package products	75.3	85.0	(9.7)	19.2	22.5	(3.3)
Loyalty products	37.4	34.7	2.7	12.2	10.9	1.3
Eliminations	(0.7)	(0.8)	0.1	—	—	—

Total North America	301.5	313.8	(12.3)	63.1	68.2	(5.1)
Affinion International
International products	76.1	73.3	2.8	10.0	9.8	0.2

Total products	377.6	387.1	(9.5)	73.1	78.0	(4.9)
Corporate	—	—	—	(5.7)	(5.9)	0.2
Impairment of goodwill and other long-lived assets	—	—	—	(39.7)	—	(39.7)

Total	$377.6	$387.1	$(9.5)	27.7	72.1	(44.4)

Depreciation and amortization				(49.0)	(61.4)	12.4

Income (loss) from operations				$(21.3)	$10.7	$(32.0)

	Net revenues			Segment EBITDA(1)
	For the Six Months Ended			For the Six Months Ended
	June 30, 2012	June 30, 2011	Increase (Decrease)	June 30, 2012	June 30, 2011	Increase (Decrease)
Affinion North America
Membership products	$377.4	$378.2	$(0.8)	$76.9	$66.3	$10.6
Insurance and package products	161.2	172.9	(11.7)	50.5	54.2	(3.7)
Loyalty products	75.8	67.5	8.3	24.6	21.1	3.5
Eliminations	(1.3)	(1.7)	0.4	—	—	—

Total North America	613.1	616.9	(3.8)	152.0	141.6	10.4
Affinion International
International products	146.3	137.1	9.2	11.2	13.7	(2.5)

Total products	759.4	754.0	5.4	163.2	155.3	7.9
Corporate	—	—	—	(8.9)	(21.0)	12.1
Impairment of goodwill and other long-lived assets	—	—	—	(39.7)	—	(39.7)

Total	$759.4	$754.0	$5.4	114.6	134.3	(19.7)

Depreciation and amortization				(99.1)	(122.9)	23.8

Income from operations				$15.5	$11.4	$4.1

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended June 30, 2012 and the three and six months ended June 30, 2012 and 2011 to our Adjusted EBITDA.

	For the Twelve Months Ended June 30, 2012(a)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2012	2011	2012	2011
Net cash provided by operating activities	$112.3	$5.1	$20.2	$33.7	$28.4
Interest expense, net	147.4	36.7	38.3	74.0	73.9
Income tax expense	7.5	4.3	0.2	7.0	4.7
Amortization of favorable and unfavorable contracts	0.6	—	0.3	—	0.6
Amortization of debt discount and financing costs	(8.4)	(2.1)	(2.1)	(4.2)	(4.1)
Unrealized gain (loss) on interest rate swaps	(4.2)	(0.1)	1.3	(1.0)	0.7
Deferred income taxes	(2.9)	(1.0)	1.1	(2.0)	(1.4)
Payment received for assumption of loyalty points program liability	(4.2)	—	(0.5)	—	(0.5)
Changes in assets and liabilities	55.3	27.2	18.0	38.1	39.5
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings(b)	25.3	7.4	5.0	13.5	19.5
Other, net(c)	23.8	6.6	2.3	7.3	19.0

Adjusted EBITDA, excluding pro forma adjustments(d) (e)	352.5	$84.1	$84.1	$166.4	$180.3

Effect of the pro forma adjustments(f)	10.3

Adjusted EBITDA, including pro forma adjustments(g)	$362.8

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the six months ended June 30, 2011, plus consolidated financial data for the six months ended June 30, 2012.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) our acquisition of Prospectiv Direct, Inc. (“Prospectiv”), an online performance marketer and operator of a daily deal website in the United States, that was completed in the third quarter of 2011 and (ii) the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions. However, we do make such accretive pro forma adjustments as if such acquisition and such restructurings and cost savings initiatives had occurred on July 1, 2011 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(f)

Gives effect to the completion of the Prospectiv acquisition and the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions as if such acquisitions and restructurings and cost savings initiatives had occurred on July 1, 2011.

(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended June 30, 2012 and the three and six months ended June 30, 2012 and 2011 to our Adjusted EBITDA.

	For the Twelve Months Ended June 30, 2012(a)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2012	2011	2012	2011
Net loss attributable to Affinion Group, Inc.	$(108.1)	$(62.9)	$(28.2)	$(66.2)	$(67.8)
Interest expense, net	147.4	36.7	38.3	74.0	73.9
Income tax expense	7.5	4.3	0.2	7.0	4.7
Non-controlling interest	0.8	0.2	0.3	0.4	0.5
Other income	—	0.4	0.1	0.3	0.1
Depreciation and amortization	214.9	49.0	61.4	99.1	122.9
Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains(b)	(1.3)	—	(0.7)	—	10.0
Certain legal costs(c)	13.0	2.4	3.4	2.9	4.2
Net cost savings(d)	13.6	5.0	2.3	10.6	5.3
Other, net(e)	64.7	49.0	7.0	38.3	26.5

Adjusted EBITDA, excluding pro forma adjustments(f) (g)	352.5	$84.1	$84.1	$166.4	$180.3

Effect of the pro forma adjustments(h)	10.3

Adjusted EBITDA, including pro forma adjustments(i)	$362.8

Interest coverage ratio(j)	2.36
Consolidated leverage ratio(k)	5.22
Fixed charge coverage ratio(l)	2.38

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the six months ended June 30, 2011, plus consolidated financial data for the six months ended June 30, 2012.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)

Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo, (vii) facility exit costs and (viii) the impairment charge related to the goodwill and certain intangible assets of Prospectiv.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) our acquisition of Prospectiv that was completed in the third quarter of 2011 and (ii) the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions. However, we do make such accretive pro forma adjustments as if such acquisition and such restructurings and cost savings initiatives had occurred on July 1, 2011 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(h)

Gives effect to the completion of the Prospectiv acquisition and the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions as if such acquisitions and restructurings and cost savings initiatives had occurred on July 1, 2011.

(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.
(j)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.85 to 1.0 at June 30, 2012.

(k)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 5.75 to 1.0 at June 30, 2012.

(l)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA ( as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended June 30, 2012 and the three and six months ended June 30, 2012 and 2011 to our Segment EBITDA.

	For the Twelve Months Ended June 30, 2012(a)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2012	2011	2012	2011
Net loss attributable to Affinion Group, Inc.	$(108.1)	$(62.9)	$(28.2)	$(66.2)	$(67.8)
Interest expense, net	147.4	36.7	38.3	74.0	73.9
Income tax expense	7.5	4.3	0.2	7.0	4.7
Non-controlling interest	0.8	0.2	0.3	0.4	0.5
Other income	—	0.4	0.1	0.3	0.1
Depreciation and amortization	214.9	49.0	61.4	99.1	122.9

Segment EBITDA	$262.5	$27.7	$72.1	$114.6	$134.3

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the six months ended June 30, 2011, plus consolidated financial data for the six months ended June 30, 2012.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2012 AND DECEMBER 31, 2011

(In millions, except share amounts)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$86.6	$106.4
Restricted cash	35.2	30.4
Receivables (net of allowances for doubtful accounts of $2.7 and $2.4, respectively)	148.5	126.8
Receivables from related parties	0.1	0.8
Profit-sharing receivables from insurance carriers	72.2	74.0
Prepaid commissions	47.3	52.6
Income taxes receivable	1.0	2.1
Other current assets	70.4	68.1

Total current assets	461.3	461.2
Property and equipment, net	133.9	134.7
Contract rights and list fees, net	23.0	22.5
Goodwill	595.0	627.5
Other intangibles, net	268.0	351.2
Other non-current assets	69.8	79.6

Total assets	$1,551.0	$1,676.7

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.8	$11.9
Accounts payable and accrued expenses	407.4	405.3
Payables to related parties	0.1	0.7
Deferred revenue	129.9	152.5
Income taxes payable	3.3	3.4

Total current liabilities	552.5	573.8
Long-term debt	2,239.1	2,244.0
Deferred income taxes	68.2	67.5
Deferred revenue	16.0	17.8
Other long-term liabilities	40.5	53.7

Total liabilities	2,916.3	2,956.8

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 360,000,000 shares authorized, 85,056,984 and 85,049,740 shares issued and 84,841,532 and 84,834,856 shares outstanding	0.9	0.9
Additional paid-in capital	130.1	125.9
Warrants	—	1.7
Accumulated deficit	(1,500.1)	(1,413.7)
Accumulated other comprehensive income	3.6	5.2
Treasury stock, at cost, 215,452 and 214,884 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,366.6)	(1,281.1)
Non-controlling interest in subsidiary	1.3	1.0

Total deficit	(1,365.3)	(1,280.1)

Total liabilities and deficit	$1,551.0	$1,676.7

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net revenues	$377.6	$387.1	$759.4	$754.0

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	150.8	159.9	305.6	303.8
Operating costs	115.3	109.2	233.4	217.2
General and administrative	44.1	44.7	66.2	97.6
Impairment of goodwill and other long-lived assets	39.7	—	39.7	—
Facility exit costs	—	1.3	—	1.3
Depreciation and amortization	49.0	61.4	99.1	122.9

Total expenses	398.9	376.5	744.0	742.8

Income (loss) from operations	(21.3)	10.6	15.4	11.2
Interest income	0.2	0.7	0.5	0.9
Interest expense	(47.0)	(48.8)	(94.6)	(95.1)
Loss on redemption of preferred stock	—	—	—	(6.5)
Other expense, net	(0.4)	(0.2)	(0.3)	(0.1)

Loss before income taxes and non-controlling interest	(68.5)	(37.7)	(79.0)	(89.6)
Income tax (expense) income	(4.3)	(0.2)	(7.0)	(4.7)

Net loss	(72.8)	(37.9)	(86.0)	(94.3)
Less: net income attributable to non-controlling interest	(0.2)	(0.3)	(0.4)	(0.5)

Net loss attributable to Affinion Group Holdings, Inc.	$(73.0)	$(38.2)	$(86.4)	$(94.8)

Net loss	$(72.8)	$(37.9)	$(86.0)	$(94.3)
Currency translation adjustment, net of tax	(4.0)	1.2	(1.7)	3.7

Comprehensive loss	(76.8)	(36.7)	(87.7)	(90.6)
Less: comprehensive income attributable to non-controlling interest	(0.1)	(0.3)	(0.3)	(0.5)

Comprehensive loss attributable to Affinion Group Holdings, Inc.	$(76.9)	$(37.0)	$(88.0)	$(91.1)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(In millions)

	For the Six Months Ended
	June 30, 2012	June 30, 2011
Operating Activities
Net loss	$(86.0)	$(94.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	99.1	122.9
Amortization of debt discount and financing costs	5.4	5.2
Preferred stock dividend and accretion	—	0.4
Loss on redemption of preferred stock	—	6.5
Unrealized (gain) loss on interest rate swaps	1.0	(0.7)
Impairment of goodwill and other long-lived assets	39.7	—
Adjustment to liability for additional consideration based on earn-out	(14.6)	—
Facility exit costs	—	1.3
Share-based compensation	6.2	6.3
Deferred income taxes	2.0	1.4
Payment received for assumption of loyalty points program liability	—	0.5
Net change in assets and liabilities:
Restricted cash	(5.0)	(1.3)
Receivables	(22.1)	(2.9)
Receivables from related parties	0.7	0.1
Profit-sharing receivables from insurance carriers	1.8	(3.2)
Prepaid commissions	5.4	2.0
Other current assets	(2.6)	7.0
Contract rights and list fees	(0.7)	(2.9)
Other non-current assets	3.8	5.7
Accounts payable and accrued expenses	1.5	(43.3)
Payables to related parties	(0.7)	(0.6)
Deferred revenue	(24.5)	(2.6)
Income taxes receivable and payable	1.0	5.5
Other long-term liabilities	1.5	(5.2)
Other, net	1.8	(2.0)

Net cash provided by operating activities	14.7	5.8

Investing Activities
Capital expenditures	(27.2)	(24.9)
Restricted cash	0.2	1.1
Acquisition-related payments, net of cash acquired	(1.2)	(3.6)
Cash acquired in Webloyalty acquisition	—	26.1
Other investing activity	—	0.3

Net cash used in investing activities	(28.2)	(1.0)

Financing Activities
Proceeds from issuance of Affinion term loan	—	250.0
Principal payments on borrowings	(5.9)	(5.9)
Return of capital	—	(241.6)
Financing costs	—	(6.0)
Redemption of preferred stock	—	(46.6)
Repurchase of employee equity award of a subsidiary	—	(3.5)
Distribution to non-controlling interest of a subsidiary	—	(1.1)

Net cash used in financing activities	(5.9)	(54.7)

Effect of changes in exchange rates on cash and cash equivalents	(0.4)	1.4

Net decrease in cash and cash equivalents	(19.8)	(48.5)
Cash and cash equivalents, beginning of period	106.4	164.2

Cash and cash equivalents, end of period	$86.6	$115.7

Supplemental Disclosure of Cash Flow Information:
Interest payments	$93.5	$97.2

Income tax payments, net of refunds	$4.1	$0.8

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA(1)
	For the Three Months Ended			For the Three Months Ended
	June 30, 2012	June 30, 2011	Increase (Decrease)	June 30, 2012	June 30, 2011	Increase (Decrease)
Affinion North America
Membership products	$189.5	$194.9	$(5.4)	$31.7	$34.8	$(3.1)
Insurance and package products	75.3	85.0	(9.7)	19.2	22.5	(3.3)
Loyalty products	37.4	34.7	2.7	12.2	10.9	1.3
Eliminations	(0.7)	(0.8)	0.1	—	—	—

Total North America	301.5	313.8	(12.3)	63.1	68.2	(5.1)
Affinion International
International products	76.1	73.3	2.8	10.0	9.8	0.2

Total products	377.6	387.1	(9.5)	73.1	78.0	(4.9)
Corporate	—	—	—	(5.7)	(6.0)	0.3
Impairment of goodwill and other long- lived assets	—	—	—	(39.7)	—	(39.7)

Total	$377.6	$387.1	$(9.5)	27.7	72.0	(44.3)

Depreciation and amortization				(49.0)	(61.4)	12.4

Income (loss) from operations				$(21.3)	$10.6	$(31.9)

	Net revenues			Segment EBITDA(1)
	For the Six Months Ended			For the Six Months Ended
	June 30, 2012	June 30, 2011	Increase (Decrease)	June 30, 2012	June 30, 2011	Increase (Decrease)
Affinion North America
Membership products	$377.4	$378.2	$(0.8)	$76.9	$66.3	$10.6
Insurance and package products	161.2	172.9	(11.7)	50.5	54.2	(3.7)
Loyalty products	75.8	67.5	8.3	24.6	21.1	3.5
Eliminations	(1.3)	(1.7)	0.4	—	—	—

Total North America	613.1	616.9	(3.8)	152.0	141.6	10.4
Affinion International
International products	146.3	137.1	9.2	11.2	13.7	(2.5)

Total products	759.4	754.0	5.4	163.2	155.3	7.9
Corporate	—	—	—	(9.0)	(21.2)	12.2
Impairment of goodwill and other long-lived assets	—	—	—	(39.7)	—	(39.7)

Total	$759.4	$754.0	$5.4	114.5	134.1	(19.6)

Depreciation and amortization				(99.1)	(122.9)	23.8

Income from operations				$15.4	$11.2	$4.2

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by operating activities for the twelve months ended June 30, 2012 and the three and six months ended June 30, 2012 and 2011 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended June 30, 2012(a)	For the Three Months Ended		For the Six Months Ended
		June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net cash provided by (used in) operating activities	$74.0	$(13.8)	$(2.5)	$14.7	$5.8
Interest expense, net	187.6	46.8	48.1	94.1	94.2
Income tax expense	7.5	4.3	0.2	7.0	4.7
Amortization of favorable and unfavorable contracts	0.6	—	0.3	—	0.6
Amortization of debt discount and financing costs	(10.9)	(2.7)	(2.7)	(5.4)	(5.2)
Preferred stock dividend and accretion	—	—	—	—	(0.4)
Unrealized gain (loss) on interest rate swaps	(4.2)	(0.1)	1.3	(1.0)	0.7
Deferred income taxes	(2.9)	(1.0)	1.1	(2.0)	(1.4)
Payment received for assumption of loyalty points program liability	(4.2)	—	(0.5)	—	(0.5)
Changes in assets and liabilities	55.1	36.6	31.9	38.1	43.7
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings(b)	25.3	7.4	5.0	13.5	19.5
Other, net(c)	24.6	6.6	1.8	7.4	18.4

Adjusted EBITDA, excluding pro forma adjustments(d) (e)	352.5	$84.1	$84.0	$166.4	$180.1

Effect of the pro forma adjustments(f)	10.3

Adjusted EBITDA, including pro forma adjustments(g)	$362.8

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the six months ended June 30, 2011, plus consolidated financial data for the six months ended June 30, 2012.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) our acquisition of Prospectiv that was completed in the third quarter of 2011 and (ii) the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions. However, we do make such accretive pro forma adjustments as if such acquisition and such restructurings and cost savings initiatives had occurred on July 1, 2011 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(f)

Gives effect to the completion of the Prospectiv acquisition and the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions as if such acquisitions and restructurings and cost savings initiatives had occurred on July 1, 2011.

(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended June 30, 2012 and the the three and six months ended June 30, 2012 and 2011 to Affinion Holdings’ Adjusted EBITDA.

TABLE 11 - cont’d

	For the Twelve Months Ended June 30, 2012(a)	For the Three Months Ended		For the Six Months Ended
		June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net loss attributable to Affinion Group Holdings, Inc.	$(148.5)	$(73.0)	$(38.2)	$(86.4)	$(94.8)
Interest expense, net	187.6	46.8	48.1	94.1	94.2
Income tax expense	7.5	4.3	0.2	7.0	4.7
Non-controlling interest	0.8	0.2	0.3	0.4	0.5
Other (income) expense, net	—	0.4	0.2	0.3	0.1
Loss on redemption of preferred stock	—	—	—	—	6.5
Depreciation and amortization	214.9	49.0	61.4	99.1	122.9
Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains(b)	(1.3)	—	(0.7)	—	10.0
Certain legal costs(c)	13.0	2.4	3.4	2.9	4.2
Net cost savings(d)	13.6	5.0	2.3	10.6	5.3
Other, net(e)	64.9	49.0	7.0	38.4	26.5

Adjusted EBITDA, excluding pro forma adjustments(f) (g)	352.5	$84.1	$84.0	$166.4	$180.1

Effect of the pro forma adjustments(h)	10.3

Adjusted EBITDA, including pro forma adjustments(i)	$362.8

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the six months ended June 30, 2011, plus consolidated financial data for the six months ended June 30, 2012.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)

Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo, (vii) facility exit costs and (viii) the impairment charge related to the goodwill and certain intangible assets of Prospectiv.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) our acquisition of Prospectiv that was completed in the third quarter of 2011 and (ii) the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions. However, we do make such accretive pro forma adjustments as if such acquisition and such restructurings and cost savings initiatives had occurred on July 1, 2011 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(h)

Gives effect to the completion of the Prospectiv acquisition and the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions as if such acquisitions and restructurings and cost savings initiatives had occurred on July 1, 2011.

(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the twelve months ended June 30, 2012 and the three and six months ended June 30, 2012 and 2011 to Affinion Holdings’ Segment EBITDA.

	For the Twelve Months Ended June 30, 2012(a)	For the Three Months Ended		For the Six Months Ended
		June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net loss attributable to Affinion Group Holdings, Inc.	$(148.5)	$(73.0)	$(38.2)	$(86.4)	$(94.8)
Interest expense, net	187.6	46.8	48.1	94.1	94.2
Income tax expense	7.5	4.3	0.2	7.0	4.7
Non-controlling interest	0.8	0.2	0.3	0.4	0.5
Loss on redemption of preferred stock	—	—	—	—	6.5
Other (income) expense, net	—	0.4	0.2	0.3	0.1
Depreciation and amortization	214.9	49.0	61.4	99.1	122.9

Segment EBITDA	$262.3	$27.7	$72.0	$114.5	$134.1

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the six months ended June 30, 2011, plus consolidated financial data for the six months ended June 30, 2012.